UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	February 15, 2011

Davi Luxury Brand Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53609	26-2463412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9426 Dayton Way Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 15, 2011, Davi Luxury Brand Group, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with J. Bernard Rice, pursuant to which Mr. Rice is employed as the Company’s Chief Financial Officer through February 15, 2012, subject to earlier termination as provided in the Employment Agreement.  Under the Employment Agreement, Mr. Rice is entitled to receive 50,000 shares of the Company’s common stock (“Common Stock”) on each of the following dates: (i) April 1, 2011; (ii) July 1, 2011; (iii) October 1, 2011; and (iv) January 1, 2012, for an aggregate of 200,000 shares of Common Stock.  Additionally, Mr. Rice will be entitled to receive compensation from the Company for certain services provided to the Company by Mr. Rice outside his capacity as Chief Financial Officer.  A copy of the press release announcing Mr. Rice’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Rice, 56, has an extensive financial background, including over 25 years of experience in the financial industry.  From 2004 to the present, Mr. Rice has been the Chief Financial Officer of Best Practice Networks, Inc., a developer of on-line learning technology for K-12 students and adult career education students.  Mr. Rice is also the Chief Financial Officer of Crescent Financial Partners, Inc., a private equity merchant-banking firm, and is a member of the Board of Directors of Omni Ventures, Inc., a public company.  Mr. Rice began his career with IBM in sales in 1977.  His work in business case structure and portfolio analysis positioned Mr. Rice in 1985 for a role as IBM’s Finance Director for Application Software.  In 1990, Mr. Rice was appointed Director of Finance, Planning and Administration for IBM’s Southern Area.  In 1993, Mr. Rice became Chief Financial Officer and General Partner for IBM Venture Capital Group, and was appointed Vice President of Business Development for IBM’s Consumer Division in 1998.

Prior to Mr. Rice’s appointment as the Company’s Chief Financial Officer, Parrish Medley, the Company’s President, Chief Executive Officer and Secretary, acted as the Company’s interim Chief Financial Officer.

Item 9.01           Financial Statements and Exhibits.

 (d)      Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 16, 2011, announcing the appointment of J. Bernard Rice as Chief Financial Officer of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVI LUXURY BRAND GROUP, INC.

February 22, 2011	By:	/s/ Parrish Medley
Name: Parrish Medley
Title: President and Chief Executive Officer

3